THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                               WARRANT TO PURCHASE

                            SHARES OF COMMON STOCK OF

                           QUANTUM EFFECT DESIGN, INC.

                          (Void after January 11, 2006)

         For value received, VENTURE LENDING & LEASING II INC. and any person to whom the interest in this Warrant is lawfully transferred (the "Holder"), is entitled to purchase, subject to the terms and conditions set forth herein, that number of fully paid and nonassessable shares of the common stock of QUANTUM EFFECT DESIGN, INC. a California corporation (the "Company") set forth below in
Section 1 (c) for the warrant exercise price per share set forth below in
Section 1 (b). This Warrant is being issued in connection with, and as required by, that certain Loan and Security Agreement dated as of even date herewith by and between the Company and the original Holder (the "Loan and Security Agreement").

         1.       EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

                  (a) COMMON STOCK. The Holder of this Warrant is entitled to purchase, subject to the terms and conditions set forth herein, that number of the Company's currently authorized Common Stock (the "Common Stock") as calculated pursuant to Section 1 (c).

                  (b) WARRANT EXERCISE PRICE. For purposes of this Warrant the initial exercise price shall be $2.50 per share, (the "Stock Purchase Price").

                  (c) NUMBER OF SHARES: INCREASES IN NUMBER OF SHARE. The Holder may purchase up to 80,000 shares of the Company's Common Stock upon vesting of this Warrant and; this Warrant shall become exercisable for additional shares calculated as follows: (i) 10% of the aggregate loan amounts made to the Company under the Loan and Security Agreement in excess of $2,000,000 after the date hereof divided by (ii) the price per share of the Borrower's Preferred stock issued in the most recent round of venture capital equity financing prior to funding of such Loan.

                  (d) EXERCISE PERIOD. This warrant will be exercisable from time to time until the earlier of a termination in accordance with Section
4.3 or 5:00 (Pacific time) on December 15, 2005 (the "Expiration Date"),

                  (e) METHOD OF EXERCISE; CASH PAYMENT. The purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, for up to the total number of shares remaining available to exercise by the surrender of this Warrant (with the Notice of Exercise in the form attached hereto as duly executed) at the principal office of the Company and by the payment to the Company, by check made payable to the Company drawn on a United States bank and for United States funds of an amount in each case equal to the then applicable Stock Purchase Price per share multiplied by the number of Shares then being purchased.


                                  1.

                  (f) Unless an election is made pursuant to clause (g) of this Section 1, this Warrant shall be exercisable at the option of the Holder, at any time or from time to time, during the Exercise Period specified in Section 1 (d) for all or any portion of the shares of Common Stock (but not for a fraction of a share) which may be purchased hereunder for the Stock Purchase Price multiplied by the number of shares to be purchased. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which the form of subscription shall have been delivered and payment made for such shares. Subject to the provisions of Section 2, certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. Except as provided in clause (e) of this Section 1, in case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder or such other name as shall be designated by such Holder, subject to the limitations contained in Section 2.

                  (g) The Holder, in lieu of exercising this Warrant by the payment of the Stock Purchase Price pursuant to clause (a) of this Section 1, may elect, at any time on or before the Expiration Date, to receive that number of shares of Stock equal to the quotient of: (i) the difference between (A) the Per Share Price (as hereinafter defined) of the Stock, less
(B) the Stock Purchase Price then in effect, multiplied by the number of shares of Stock the Holder would otherwise have been entitled to purchase hereunder pursuant to clause (a) of this Section 1 (or such lesser number of shares as the Holder may designate in the case of a partial exercise of this Warrant); over (ii) the Per Share Price. Election to exercise under this section (b) may be made by delivering a signed Form of Subscription to the Company via facsimile, to be followed by delivery of the warrant.

                  (h) For purposes of clause (b) of this Section 1, "Per Share Price" means: the greater of (A) the closing price of the Company's Common Stock as quoted by NASDAQ or listed on any exchange, whichever is applicable, as published in the Western Edition of THE WALL STREET JOURNAL for the trading day immediately prior to the date of the Holder's election hereunder or, (B) if applicable at the time of or in connection with the exercise, the gross sales price of one share of the Company's Common Stock pursuant to a registered public offering or that amount which shareholders of the Company will receive for each share of Common Stock pursuant to such merger, reorganization or sale of assets. If the Company's Common Stock is not quoted by NASDAQ or listed on an exchange, the Per Share Price of the Common Stock shall be the price per share which the Company would obtain from a willing buyer for shares sold by the Company from authorized but unissued shares as such price shall be determined by the Company's Board of Directors.

                  (i) As soon as reasonably practicable after the occurrence or non-occurrence of the latest event or condition under this warrant resulting in an increase in the number of shares issuable under this Section 1or resulting in an adjustment pursuant to Section 4, the Company shall execute and deliver a supplement to this Warrant in substantially the form of EXHIBIT "A" attached hereto, completed with such quantity and exercise price as have been determined as a result of the occurrence of such events or conditions. The provisions of such supplement, once completed and executed, shall control the interpretation and exercise of this Warrant.

                                  2.

         2.       LIMITATION ON TRANSFER.

                  (a) The Warrant and the Common Stock shall not be transferable except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each holder of this Warrant or the Stock issuable hereunder will cause any proposed transferee of the Warrant or Stock to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

                  (b) Each certificate representing (i) this Warrant, (ii) the Common Stock, and (iii) any other securities issued in respect to the Common Stock issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of this Section 2 or unless such securities have been registered under the Securities Act or sold under Rule 144) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                  (c) The Holder of this Warrant and each person to whom this Warrant is subsequently transferred represents and warrants to the Company (by acceptance of such transfer) that it will not transfer the Warrant (or securities issuable upon exercise hereof unless a registration statement under the Securities Act was in effect with respect to such securities at the time of issuance thereof) except pursuant to (i) an effective registration statement under the Securities Act, (ii) Rule 144 under the Securities Act (or any other rule under the Securities Act relating to the disposition of securities), or (iii) an opinion of counsel, reasonably satisfactory to counsel for the Company, that an exemption from such registration is available.

         3.       SHARES TO BE FULLY PAID: RESERVATION OF SHARES

         The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed. The Company will not take any action which would result in any adjustment of the Stock Purchase Price (as defined in Section 4 hereof) if the total number of shares of Common Stock issuable after such action upon the conversion of all such shares of Preferred Stock together with all shares of Common Stock then outstanding and then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding would exceed the total number of shares of Common Stock then authorized by the Company's Articles of Incorporation.

                                  3.

         4.       ADJUSTMENT OF STOCK PURCHASE PRICE NUMBER OF SHARES.

         The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

                  4.1 SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

                  4.2 DIVIDENDS IN COMMON STOCK, PROPERTY, RECLASSIFICATION. If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

                       (a) Common Stock, or any shares of stock or other securities whether or not such securities are at any time directly or indirectly convertible into or exchangeable for Preferred Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, or

                       (b) any cash paid or payable otherwise than as a cash dividend, or

                       (c) Common Stock or other or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Common Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 4.1 above),

Then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Stock receivable thereupon, and without payment of any additional consideration therefore, the amount of stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares and/or all other additional stock and other securities and property.

                  4.3 REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock ("Corporate Event"), then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or assets as

                                  4.

may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, provided, however, in the event that 1) the effective price of such Corporate Event is in excess of the exercise price hereof effective at the time of the Corporate Event, 2) the consideration received in such Corporate Event is cash or shares that are of a publicly traded company listed on a national market or exchange, without restrictions within 90 days of the close of such Corporate Event, except for those of Rule 144 or as necessary to meet pooling requirements, and 3) the Company's shareholders own less than 50% of the voting securities of the surviving entity, then this Warrant shall be deemed exercised in accordance with the provisions of section l(b) upon the closing of the Corporate Event. In any such case, appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument, executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with and subject to the foregoing provisions, such Holder may be entitled to purchase.

                  4.4 SALE OR ISSUANCE BELOW PURCHASE PRICE. The Holder shall receive antidilution protection commensurate with the rights granted to the holders of Series C Preferred Stock pursuant to Article III section 6(d) of the Company's Articles of Incorporation, as the same may be amended from time to time.

                  4.5 NOTICE OF ADJUSTMENT. Upon any adjustment of the Stock Purchase Price, and/or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant the Company shall give written notice thereof, pursuant to Section 1(g) hereof.

                  4.6 OTHER NOTICES.  If at any time:

                       (a) the Company shall declare any cash dividend upon its Preferred or Common Stock,

                       (b) the Company shall declare any dividend upon its Preferred or Common Stock payable in stock or make any special dividend or other distribution to the holders of its Preferred Stock;

                       (c) the Company shall offer for subscription pro rata to the holders of its Stock any additional shares of stock of any class or other rights;

                       (d) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation;

                       (e) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

                       (f) the Company shall take or propose to take any other action, notice of which is actually provided to holders of the Preferred or Common Stock;

                                  5.

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company, (i) at least 10 day's prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action, at least 10 day's written notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Stock shall be entitled to exchange their Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action as the case may be.

                  4.7 CERTAIN EVENTS. If any change in the outstanding Preferred Stock of the Company or any other event occurs as to which the other provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Stock Purchase Price and/or the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

         5. ISSUE TAX. The issuance of certificates for shares of Common Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax in respect thereof, provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

         6. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

         7. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

         8. INTENTIONALLY OMITTED.

         9. REGISTRATION AND INFORMATION RIGHTS. The Holder hereof shall be entitled, with respect to the shares of Common Stock issued upon exercise hereof, to all of the information and

                                  6.

registration rights set forth in the Investor Rights Agreement dated as of April 16, 1998 (the "Investors' Rights Agreement") to the same extent and on the same terms and conditions as possessed by the Investors thereunder. The Company shall take such action as may be reasonably necessary to assure that the granting of such registration rights to the Holder does not violate the provisions of such agreement or any of the Company's charter documents or rights of prior grantees of registration rights.

         10. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. The rights and obligations contained in Sections 6 and 9 of the Company, of the Holder of this Warrant and of the holder of shares of Common Stock issued upon exercise of this Warrant shall survive the exercise of this Warrant.

         11. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         12. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be deemed to have been given (i) upon receipt if delivered personally or by courier (ii) upon confirmation of receipt if by telecopy or (iii) three business days after deposit in the US mail, with postage prepaid and certified or registered, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

         13. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assign of the holder hereof.

         14. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

         15. LOST WARRANTS OR STOCK CERTIFICATE. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

         16. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.

         17. REPRESENTATIONS OF HOLDER. With respect to this Warrant, Holder represents and warrants to the Company as follows:

                  17.1 EXPERIENCE. It is experienced in evaluating and investing in companies engaged in businesses similar to that of the Company; it understands that investment in the Warrant involves

                                  7.

substantial risks; it has made detailed inquiries concerning the Company, its business and services, its officers and its personnel; the officers of the Company have made available to Holder any and all written information it has requested; the officers of the Company have answered to Holder's satisfaction all inquiries made by it; in making this investment it has relied upon information made available to it by the Company, and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Company and it is able to bear the economic risk of that investment.

                  17.2 INVESTMENT. It is acquiring the Warrant for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. It understands that the Warrant, the shares of Common Stock issuable upon exercise thereof, have not been registered under the Securities Act of 1933, as amended, nor qualified under applicable state securities laws.

                  17.3 RULE 144. It acknowledges that the Warrant and the Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

                  17.4 ACCESS TO DATA. It has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has had the opportunity to inspect the Company's facilities.

         18. ADDITIONAL REPRESENTATIONS AND COVENANTS OF THE COMPANY. The Company hereby represents, warrants and agrees as follows:

                  18.1 CORPORATE POWER. The Company has all requisite corporate power and corporate authority to issue this Warrant and to carry out and perform its obligations hereunder.

                  18.2 AUTHORIZATION. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of this has been taken. This Warrant is a valid and binding obligation of the Company.

                  18.3 OFFERING. Subject in part to the truth and accuracy of Holder's representations set forth in Section 17 hereof, the offer, issuance and sale of the Warrant is, and the issuance of Common Stock upon exercise of the Warrant will be exempt from the registration requirements of the Securities Act, and are exempt from the qualification requirements of any applicable state securities laws; and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

                  18.4 STOCK ISSUANCE. Upon exercise of the Warrant, the Company will use its best efforts to cause stock certificates representing the shares of Common Stock purchased pursuant to the exercise to be issued in the individual names of Holder, its nominees or assignees, as appropriate at the time of such exercise.

                  18.5 ARTICLES AND BY-LAW. The Company has provided Holder with true and complete copies of the Company's Articles or Certificate of Incorporation, By-Laws, and each Certificate of Determination or other charter document setting, forth any rights, preferences and privileges of Company's capital stock, each as amended and in effect on the date of issuance of this Warrant.

                  18.6 CONVERSION OF PREFERRED STOCK. As of the date hereof, each share of the Preferred Stock is convertible into one share of the Common Stock.

                                  8.

                  18.7 FINANCIAL AND OTHER REPORT. From time to time up to the earlier of the Expiration Date or the complete exercise of this Warrant, the Company shall furnish to Holder upon request the financial information required under section 2.1 of the Investors' Rights Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this 11th day of January, 1999.


QUANTUM EFFECT DESIGN, INC.


By: \s\ Howard Bailey
    ---------------------
Title:   CFO
       ------------------



                                  9.

                              FORM OF SUBSCRIPTION

                  (To be signed only upon exercise of Warrant)

To: ________________________________

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, (1) See Below ( )shares (the "Shares:) of Stock of ___________ and herewith makes payment of ________________ Dollars ($___________) therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, _________, whose address is ________________________.

         The undersigned hereby elects to convert _____ percent (__%) of the value of the Warrant pursuant to the provisions of Section l(b) of the Warrant.

The undersigned represents that it is acquiring such Common Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control.


                                    Dated:  _________________________
                                    Holder: _________________________
                                    By:     _________________________
                                    Its:    _________________________

                                    (Address)

                                    _________________________________
                                    _________________________________


(1) Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.


                                  1.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned, the holder of the within Warrant, hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, unto:


  Name of Assignee    Address       No. of Shares
  --------------------------------------------------




                                    Dated:  _________________________

                                    Holder: _________________________

                                    By:     _________________________

                                    Its:    _________________________



                                      1.

                                   EXHIBIT "A"

                         [On letterhead of the Company]

         Reference is hereby made to that certain Warrant dated ______________ 199__, issued by QUANTUM EFFECT DESIGN, INC., a California corporation (the "Company"), to VENTURE LENDING & LEASING II, INC., a Maryland corporation (the "Holder").

         [IF APPLICABLE] Section 1 (c) of the Warrant provides for an increase in the actual number of shares of the Company's capital stock issuable upon exercise of the Warrant and the initial exercise price per share are to be determined by reference to one or more events or conditions subsequent to the issuance of the Warrant. Such events or conditions have now occurred or lapsed, and the Company wishes to confirm the actual number of shares issuable and the initial exercise price. The provisions of this Supplement to Warrant are incorporated into the Warrant by this reference, and shall control the interpretation and exercise of the Warrant.

         [IF APPLICABLE] Notice is hereby given pursuant to Section 4.5 of the Warrant that the following adjustment(s) have been made to the Warrant:
[describe adjustments, setting forth details regarding method of calculation and facts upon which calculation is based].

         This certifies that the Holder is entitled to purchase from the Company ______________ (________) fully paid and nonassessable shares of the Company's
__________ Stock at a price _________ of Dollars (_________) per share (the "Stock Purchase Price"). The Stock Purchase Price and the number of shares purchasable under the Warrant remain subject to adjustment as provided in
Section 4 of the Warrant.

         Executed this _____ day of ______________199__.


                                       QUANTUM EFFECT DESIGN, INC.

                                       By: ______________________________

                                       Name: ____________________________

                                       Title: ___________________________



                                       1.